UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2013

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2013, Oculus Innovative Sciences, Inc. (the “Company”) received a letter from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market. As of September 30, 2013, the Company had stockholders’ equity of $1,550,000, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed by the Company with the Securities and Exchange Commission on November 19, 2013. The letter also noted that, as of November 21, 2013, the Company did not meet the compliance alternative requirement of market value of listed securities under Listing Rule 5550(b)(2), or the compliance alternative requirement of net income from continuing operations under Listing Rule 5550(b)(3).

In accordance with the Listing Rules, NASDAQ has granted the Company a period of 45 calendar days, or until January 6, 2014, to submit a specific plan to regain compliance with Nasdaq Capital Market listing requirements. If the plan is accepted by Nasdaq, Nasdaq may grant an extension of up to 180 calendar days from November 22, 2013, the date the Company received the letter, for the Company to evidence compliance. If the Company submits a plan and the plan is not accepted by Nasdaq, the Company will have the opportunity to appeal such decision to a Nasdaq Hearings Panel under Nasdaq Listing Rule 5815(a). If the Company does not regain compliance within the time period provided by all applicable Nasdaq staff extensions, then Nasdaq will issue an appealable Staff Delisting Determination, indicating the date on which the Company’s shares of common stock will be delisted from the Nasdaq Capital Market. The Company intends to submit such plan on or prior to January 6, 2014.

The letter has no effect on the listing or trading of the Company’s common stock at this time. However, there can be no assurance that the Company will be able to regain compliance with Listing Rule 5550(b)(1) or the other compliance alternatives under Listing Rule 5550(b). There can also be no assurance that the plan to be submitted by the Company will be accepted, that the Company will appeal any decision by Nasdaq not to accept any plan submitted by the Company, that a Nasdaq Hearings Panel will grant any appeal made by the Company, or that the Company will be able to regain or maintain compliance with the requirements for continued listing under the Nasdaq Listing Rules. There can be no assurance that the Company will maintain its Nasdaq listing.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to its future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS INNOVATIVE SCIENCES, INC.

Date: November 27, 2013	By:	/s/ Robert Miller
Robert Miller
Chief Financial Officer

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